Exhibit 99.1

News Release

225 West Wacker Drive	Telephone:	+1 312 696-6000
Chicago	Facsimile:	+1 312 696-6009
Illinois 60606

Contacts:

Media: Margaret Kirch Cohen, 312-696-6383,  margaret.cohen@morningstar.com or Alexa Auerbach, 312-616-7353, aauerbach@ibbotson.com.

Investors: Investors may submit questions to investors@morningstar.com or by fax to
312-696-6009.

FOR IMMEDIATE RELEASE

Morningstar, Inc. to Acquire Ibbotson Associates

Combines Ibbotson’s Expertise in Asset Allocation and Morningstar’s Expertise in Security Selection and Investment Research

CHICAGO, Dec. 12, 2005 –  Morningstar, Inc., [Nasdaq: MORN] a leading provider of independent investment research, and Ibbotson Associates, a privately held firm that specializes in asset allocation services, have entered into a definitive agreement for Morningstar to acquire Ibbotson for $83 million in cash, subject to adjustments for working capital and certain make-whole payments. In addition, Morningstar anticipates realizing approximately $10 million in cash tax benefits related to payment for the cancellation of Ibbotson’s stock options. Ibbotson had $37.2 million in revenue for its fiscal year ending June 30, 2005. Morningstar expects the transaction to be completed in the first quarter of 2006, subject to customary closing conditions.

“Ibbotson’s expertise in asset allocation and Morningstar’s expertise in security selection and investment research is a powerful combination,” said Joe Mansueto, chairman and chief executive officer of Morningstar. “Our companies share many similarities, and we have a firm commitment to helping investors reach their financial goals. I have long admired Ibbotson’s work, and this acquisition is a logical move that will further strengthen Morningstar’s institutional and advisor businesses.”

Professor Roger Ibbotson, founder of Ibbotson Associates, and Mike Henkel, president of Ibbotson Associates, plan to stay with the company.

“Ibbotson is a good fit with Morningstar’s culture.  Our missions are very similar; we are both focused on solving investor problems,” Ibbotson said. “Joe and I both started our companies as boot-strap ventures, and we run our businesses with an entrepreneurial spirit. We have worked with each other for many years and I can’t think of a better partner for our business.”

Henkel added, “Ibbotson has developed a tremendous amount of original intellectual capital concerning asset allocation and advice solutions for investors. Asset allocation alone is not enough to deliver a complete solution to investors. Morningstar’s data, research, ideas, and global reach give us a chance to collaborate, combine the best of both our organizations, and bring our work to its fullest potential.”

Mansueto added, “This acquisition fits with several of Morningstar’s growth strategies. We will immediately broaden our reach in the areas of investment consulting, investment management, and managed retirement accounts. We’re excited about joining forces with Ibbotson to expand our range of services to investors around the globe.”

As a combined company, Morningstar and Ibbotson will be able to deliver an even broader array of services to their clients:

•                  Morningstar and Ibbotson both have well-established investment consulting practices that provide asset allocation and fund research to institutions, and the combination will create a stronger business both in size and range of services. Ibbotson’s portfolio and asset management business, which constructs actively managed fund of funds offerings for financial institutions, will expand Morningstar’s existing investment management business.

•                  This acquisition will make Morningstar one of the largest independent providers of managed retirement accounts in the industry. Both Morningstar and Ibbotson are committed to providing retirement advice services to help investors reach their financial goals. Ibbotson currently has approximately $3.5 billion in assets under management for participants in 401(k) and other defined contribution plans and manages assets on behalf of several major retirement plan providers. About 12 million retirement plan participants have access to Morningstar’s suite of retirement planning services through approximately 69,000 plan sponsors and 30 plan providers.

•                  Ibbotson’s well-respected EnCorr software package for investment management and strategic asset allocation complements many of Morningstar’s research and portfolio tools for institutions and advisors. Ibbotson’s database of long-term capital markets returns will enhance Morningstar’s comprehensive security-specific data. Ibbotson also provides asset allocation, forecasting, and optimization software that is embedded in broker-dealer advisor platforms; this software complements Morningstar’s Web-based Advisor Workstation software.

•                  This acquisition fits with Morningstar’s international growth strategy, which is to increase its presence with investors, advisors, and institutions around the globe. Morningstar plans to offer Ibbotson’s asset allocation software and services through Morningstar’s existing global platform.

For more information, please see the accompanying fact sheet and Q & A, which are available at http://global.morningstar.com/ibbotson.

Morningstar will file a Report on Form 8-K with the Securities and Exchange Commission containing the purchase agreement.

Greenhill & Co. acted as the exclusive financial advisor to Ibbotson on this transaction. Vedder, Price, Kaufman & Kammholz P.C. acted as legal counsel to Ibbotson on this transaction. Winston & Strawn LLP acted as legal counsel to Morningstar.

About Ibbotson Associates

Ibbotson Associates, founded by Professor Roger Ibbotson in 1977, is a leading authority on asset allocation, providing products and services to help investment professionals obtain, manage, and retain assets. The company’s business lines include investment consulting and research; planning and analysis software; investment advice; educational and marketing services; and a widely used line of NASD-reviewed presentation materials. Ibbotson has approximately 150 employees and offices in Chicago, New York, and Tokyo.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in the United States and in major international markets. The company offers an extensive line of Internet, software, and print-based products and services for individuals, financial advisors, and institutional clients. Morningstar provides data on more than 125,000 investment offerings, including stocks, mutual funds, and similar vehicles. The company has operations in 16 countries.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in Morningstar’s filings with the Securities and Exchange Commission, including Morningstar’s Prospectus filed on May 4, 2005. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected.  Any forward-looking statement you read in this press release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity.  We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

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©2005 Morningstar Inc.  All rights reserved.